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                                 EXHIBIT NO. 12
                                 --------------

                                 COMPUTATION OF

                              RATIO OF EARNINGS TO

                                  FIXED CHARGES
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                                                                      EXHIBIT 12

                           THE PROGRESSIVE CORPORATION
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   (millions)
                                   (unaudited)
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                                                                                  Six Months Ended June 30,
                                                                        -------------------------------------------
                                                                               1996                           1995
                                                                        ------------                 --------------
Income before income taxes                                              $      197.3                 $       166.0
                                                                        ------------                 --------------
Fixed Charges:

     Interest and amortization on indebtedness                                 29.3                           28.5

     Portion of rents representative of the interest factor                     2.2                            2.0
                                                                        ------------                 --------------
Total fixed charges                                                            31.5                           30.5
                                                                        ------------                 --------------
Total income available for fixed charges                                $     228.8                  $       196.5
                                                                        ============                 ==============
Ratio of earnings to fixed charges                                              7.3                            6.4
                                                                        ============                 ==============


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